Exhibit 99.1

PRELIMINARY COPY

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.
INTERNET– [●]
Use the Internet to vote your proxy until [●] p.m. (EST).
TELEPHONE – [●]
Use a touch-tone telephone to vote your proxy until [●] p.m. (EST).
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
Please detach here
The Rockwell Collins Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.
1. Adopt the Agreement and Plan of Merger, dated as of September 4, 2017, by and among United Technologies Corporation, Riveter Merger Sub Corp. and Rockwell Collins, Inc. and approve the merger contemplated thereby (the “merger proposal”).
o For o Against o Abstain
2. Approve on an advisory (non-binding) basis, the compensation that may be paid or become payable to Rockwell Collins, Inc.’s named executive officers in connection with the merger contemplated by the merger agreement (the “merger-related compensation proposal”).
o For o Against o Abstain
3. Approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”). o For o Against o Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS DESCRIBED BELOW.
Address Change? Mark box, sign, and indicate changes below: o Date
Signature(s) in Box. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PRELIMINARY COPY

ROCKWELL COLLINS, INC.
SPECIAL MEETING OF SHAREOWNERS
[●]
[●] AM
[●]
proxy
This proxy is solicited by the Rockwell Collins Board of Directors for use at the Special Meeting of Shareowners on [●].
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
The undersigned hereby constitutes and appoints [●] and [●], and each of them, as proxies, each with full power of substitution, to vote all of the shares of capital stock which the undersigned is entitled to vote at the special meeting of shareowners of Rockwell Collins, Inc. to be held at [●] on [●], or any postponement(s) or adjournment(s) thereof. Such proxies are directed to vote as designated on the reverse side of the proxy card, or if no specification is made, FOR proposal (1), the merger proposal, FOR proposal (2), the merger-related compensation proposal and FOR proposal (3), the adjournment proposal.
This card also constitutes your voting instructions for shares allocated to your account in the Rockwell Collins Retirement Savings Plan and shares allocated to your account in the B/E Aerospace, Inc. Savings Plan, and the undersigned hereby authorizes the respective plan trustee to vote the undersigned’s shares held in their accounts. The trustee is authorized under certain circumstances and in its discretion to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Any voting directions that are provided without specifying a particular vote will be voted FOR proposal (1), FOR proposal (2) and FOR proposal (3). If a participant does not timely submit voting directions for shares allocated to the participant’s account in the Rockwell Collins Retirement Savings Plan, the shares attributable to the participant’s account will be voted by the trustee in the same proportion to shares held in the applicable plan for which directions were timely received. If a participant does not timely submit voting directions for shares allocated to the participant’s account in the B/E Aerospace, Inc. Savings Plan, the trustee will not vote the shares unless otherwise required by law.
See reverse for voting instructions.